EXHIBIT 23.1





We consent to the Incorporation by reference in this Registration Statement of Fine Host Corporation on Form S-8 of our report dated March 29, 1996 on the consolidated financial statements of Fine Host Corporation and subsidiaries, included in Registration Statement No. 333-2906 of Fine Host Corporation on Form S-1.


                                              /s/ Deloitte & Touche LLP

June 21, 1996
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We consent to the incorporation by reference in this Registration Statement of
Fine Host Corporation on Form S-8 of our report on the financial statements of Sun West Services, Inc. dated March 15, 1996 (March 25, 1996 as to the last paragraphs on notes 3 and 9), included in Registration Statement No. 333-2906 of Fine Host Corporation on Form S-1.


                                              /s/ Deloitte & Touche LLP


June 21, 1996

We consent to the incorporation by reference in this Registration Statement of Fine Host Corporation on Form S-8 of our report on the financial statements of Creative Food Management, Inc. dated July 29, 1994, included in Registration Statement No. 333-2906 of Fine Host Corporation on Form S-1.


                                               /s/ Deloitte & Touche LLP
June 21,1996